SUBSIDIARIES OF HOSPITALITY WORLDWIDE SERVICES, INC.
              ----------------------------------------------------


Hospitality Resortation and Builders, Inc.
1840 Century Park East
Suite 1050
Los Angeles, California  90067
State of Incorporation:  New York

The Leonard Parker Company
550 Biltmore Way
Coral Gables, Florida  33134
State of Incorporation:  Florida

         Leonard Parker Company Pacific/Asia PTE LTD
         10 Collyer Quay
         #07-09 Ocean Building
         Singapore 0104
         Incorporation:  Singapore

         Leonard Parker Company (Africa) (Proprietary) Limited
         3 Sandown Valley Crescent
         PO Box 786598
         Sandton 2146 South Africa
         Incorporation:  South Africa

         Leonard Parker Company Europe B.V.
         Strawinskylaan 825
         Tower B, Eighth Floor
         1077XX Amsterdam
         Incorporation:  Netherlands

Parker Reorder Corporation
550 Biltmore Way
Coral Gables, Florida  33134
State of Incorporation:  Florida

Hospitality Construction Corporation
1780 Riverwood
3350 Cumberland Circle
Atlanta, Georgia  30339
State of Incorporation:  Georgia

Hospitality Development Services Corporation
711 Third Avenue
New York, New York  10017
State of Incorporation:  New York

Bekins Distribution Services Co., Inc.
7711 Bonhomme Avenue
St. Louis, Missouri  63105
State of Incorporation:  Delaware

HWS Real Estate Advisory Group, Inc.
225 West Washington Street
Chicago, Illinois  60606
State of Incorporation:  New York

Hospitality Software Systems, Inc.
450 Park Avenue
Suite 2603
New York, New York  10022
State of Incorporation:  New York

                                       -2-